                                   EXHIBIT 11

                             CASTLE BANCGROUP, INC.
                       COMPUTATION OF PER SHARE EARNINGS


     The components of basic and diluted EPS for the periods ended June 30, 1998 and 1997 were as follows: (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                           1998           1997
-------------------------------------------------------------------------------------------------
Basic EPS:
   Net Income                                                                2,615          1,078
   Less:  preferred stock dividends:                                           (12)          (101)
                                                                         ---------      ---------
     Income available to common stockholders                                 2,603            977
                                                                         ---------      ---------
                                                                         ---------      ---------

   Average common shares                                                 2,157,945      2,076,195
                                                                         ---------      ---------
                                                                         ---------      ---------

   Basic EPS                                                                  1.20            .47
                                                                         ---------      ---------
                                                                         ---------      ---------

Diluted EPS:
   Income available to common stockholders                                   2,603            977
   Assumed conversion of preferred stock (anti-dilutive in 1997)                12            N/A
                                                                         ---------      ---------

     Income available to common stockholders after assumed conversion        2,615            977
                                                                         ---------      ---------
                                                                         ---------      ---------

   Average common shares                                                 2,157,945      2,076,195
   Assumed conversion of preferred stock (anti-dilutive in 1997)            12,000            N/A
   Assumed exercise of stock options                                        67,500         22,510
                                                                         ---------      ---------

     Average common shares after assumed conversions                     2,237,445      2,098,705
                                                                         ---------      ---------
                                                                         ---------      ---------

   Diluted EPS                                                                1.17            .47
                                                                         ---------      ---------
                                                                         ---------      ---------
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
(1) COMMON SHARE EQUIVALENTS RESULT FROM STOCK OPTIONS BEING TREATED AS IF THEY HAD BEEN EXERCISED AND ARE COMPUTED BY APPLICATION OF THE TREASURY STOCK METHOD.

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